UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

NOBLE MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4751 Wilshire Boulevard, 3rd Floor, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 601-2500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 22, 2011, Noble Medical Technologies, Inc appointed Elliot Goldman as  Chief Operating Officer of the Company.  Mr. Goldman was issued a 3 year warrant to purchase 250,000 shares of the Company's common stock at an exercise price of $1.00 per share.  The warrant is immediately exercisable for 20% of the shares and 80% of the shares will vest on January 1, 2012.  A copy of the warrant is filed with this Report as Exhibit 10.1 and is incorporated herein by reference.

Mr. Goldman most recently was the Chief Operating Officer and Chief Financial Officer of 42West LLC, a privately held, multi divisional public relations firm specializing in entertainment and communications industries.  Mr. Goldman is the former President and Chief Operating Officer of Connective Corp, a publicly held internet company in the medical health industry.  Mr. Goldman also has over 30 years prior experience in the music business including various executive positions with BMG Music, Warner Communications Inc (now TimeWarner), Arista Records and CBS Records (now Sony Music).  Mr. Goldman is a graduate of Cornell University and of Columbia University School of Law.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(D)	Exhibits.

10.1	Form of Warrant, dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE MEDICAL TECHNOLOGIES, INC.

DATED: February 22, 2011

	By:	/s/ Tatiana Walker
Tatiana Walker
Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Form of Warrant, dated February 22, 2011